              Consent of Independent Certified Public Accountants

     We have issued our report dated July 11, 2003 accompanying the financial statements of Insured Municipals Income Trust, 232nd Insured Multi-Series as of May 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP


Chicago, Illinois
September 24, 2003